Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
August 26, 2011
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 2011 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Notes 1, 5, 6, 12, 13, 15, 17, 20, 21 and 22, consolidating financial information to reflect additional subsidiary guarantors discussed in Note 22, and subsequent events discussed in Note 23 as to which the date is August 26, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FelCor Lodging Limited Partnership's Current Report on Form 8-K dated August 26, 2011. We also consent to the reference to us under the heading “Experts,” "Summary Historical consolidated Financial Information" and "Selected Historical Consolidated Financial and Operating Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, TX